Exhibit 99.1

NEWS RELEASE

Apache Corporation Reports Third-Quarter 2014 Financial and Operational Results

•	Third-quarter 2014 highlights

•	Onshore North American liquids production exceeded 211,000 barrels of oil equivalent (boe) per day, up 15 percent from the prior year when adjusted for asset sales

•	Permian production reached 162,000 boe per day, up 23 percent from the prior year

•	Worldwide production averaged 637,000 boe per day; pro forma worldwide production averaged 562,000 boe per day, up 6 percent from the prior year

•	Operating activities provided net cash of $1.9 billion; cash flow from continuing operations before changes in operating assets and liabilities of $2.1 billion

•	Non-cash charges resulted in net loss attributable to common stock of $1.3 billion or $3.50 per diluted share

•	Adjusted earnings of $528 million or $1.38 per share

•	Repurchased 5.7 million shares of common stock during the third quarter; 8.2 million shares remained under existing authorization as of Sept. 30

•	2014 onshore North American liquids growth anticipated at the high end of previously disclosed guidance range of 15-18 percent, adjusted for asset sales

•	Company to provide North American onshore business update on Nov. 20 in New York City

HOUSTON, Nov. 6, 2014 – Apache Corporation (NYSE, Nasdaq: APA) today announced that non-cash charges resulted in a third-quarter 2014 net loss of $1.3 billion or $3.50 per diluted common share. Adjusted earnings, which exclude certain items that impact the comparability of results, totaled $528 million or $1.38 per share. Net cash provided by operating activities totaled approximately $1.9 billion in the third quarter of 2014, with cash from operations before changes in operating assets and liabilities totaling $2.1 billion.

Apache’s third-quarter net loss was the result of three non-cash charges:

•	An $814 million U.S. deferred tax charge related to the company’s change in policy and outlook regarding the permanent reinvestment of its foreign earnings;

•	A $249 million income tax expense related to the repatriation of cash from its Egyptian operations during the third quarter; and

•	A $1 billion after-tax reduction in the carrying value of its oil and gas properties driven by lower oil and natural gas liquids price realizations and the previously announced deep water sale.

“Our North American onshore regions delivered another strong quarter as we continued to execute our strategy to profitably grow North American liquids production,” said G. Steven Farris, Apache chairman, chief executive officer and president. “Liquids production increased 5 percent from the second quarter and 15 percent from the prior-year quarter when adjusted for asset sales.

“We are excited about the progress we have made in North America thus far in 2014, particularly in the Permian and Eagle Ford. Our Permian Region continues to deliver impressive liquids growth increasing 26 percent from the prior year quarter,” Farris said. “In our Eagle Ford program we spud 29 wells during the quarter and have now ramped to 10 rigs. We anticipate this region will be a key contributor to profitable liquids growth going forward.”

Apache is advancing its unconventional resource capabilities and high-grading its North American onshore portfolio. During the third quarter, the company opportunistically invested $521 million in new leasehold and property acquisitions. In addition, the company is currently marketing non-core North American asset packages as part of its portfolio high-grading initiative and continues to acquire acreage in key growth areas.

“Our international businesses also delivered during the quarter with strong drilling results in Egypt, first oil production from Balnaves in Australia and a successful turnaround season in the North Sea,” Farris said. “We have built premier businesses in each of these regions and remain highly committed to the strategic separation of these assets. We will provide an update as material events unfold.”

During the quarter, Apache returned capital to shareholders through the purchase of an additional 5.7 million shares of its common stock on the open market. This brings total shares repurchased as of Sept. 30 to approximately 32 million of the 40 million shares authorized. Apache continues to see share buy-backs as an attractive use of capital.

Third-quarter 2014 production and operating highlights

Highlights from the third-quarter include:

•	North American onshore regions increased liquids production to approximately 211,000 barrels per day, an increase of 28,000 barrels per day or 15 percent from the prior-year period when adjusted for asset sales.

•	The Permian Region achieved record production of approximately 162,000 boe per day, up 23 percent from the prior-year period. The region averaged 42 operated rigs during the quarter and drilled 195 gross operated wells.

•	Total reported worldwide net daily production of oil, natural gas and natural gas liquids (NGLs) averaged 637,000 boe per day, with pro forma production averaging 562,000 boe per day, up 6 percent from the prior year.

•	Balnaves, a floating production, storage and offloading project in Australia, commenced production during the quarter and is currently producing at approximately 12,000 barrels of oil per day (net).

Oil and gas prices

Apache’s hydrocarbon production during the third-quarter 2014 consisted of approximately 60 percent liquids and 40 percent natural gas. Liquids contributed 84 percent of the company’s revenue during the period. In North America onshore, Apache received an average price of $90.30 per barrel of crude oil during the third quarter, compared with $103.44 per barrel in the prior-year period. North

American onshore natural gas prices averaged $3.97 per thousand cubic feet (Mcf), compared with $3.26 per Mcf in the prior-year period. Globally, Apache received an average price of $94.69 per barrel of crude oil during the third quarter, compared with $108.27 per barrel in the prior-year period. Global natural gas prices averaged $3.88 per Mcf of natural gas, compared with $3.56 per Mcf in the prior-year period.

In the fourth quarter of 2014, Apache has oil hedges covering 62,500 barrels per day at an average West Texas Intermediate price of $90.83 per barrel and 62,500 barrels per day at an average Brent price of $100.05 per barrel.

Conference call

Apache will conduct a conference call to discuss its 2014 third-quarter results at 1 p.m. Central time Thursday, Nov. 6. The conference call will be webcast from Apache’s website, www.apachecorp.com. The webcast replay will be archived on Apache’s website. The conference call will be available for delayed playback by telephone for one week beginning at approximately 4 p.m. Central time Nov. 6. To access the telephone playback, dial 855-859-2056 or 404-537-3406 for international calls. The conference access code is 30670543.

Additional Information

Additional information follows, including reconciliations of adjusted earnings and cash from operations before changes in operating assets and liabilities (non-GAAP financial measures) to GAAP measures and information regarding pro forma production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom and Australia. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google Play Store.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting standards (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings and cash from continuing operations before changes in operating assets and liabilities are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our drilling plans and production expectations, asset sales and monetizations and share repurchases. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2013 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Investor:	(281) 302-2286	Gary Clark
Media:	(713)296-7276	Bill Mintz
	(281)302-2286	Castlen Kennedy

Website: www.apachecorp.com

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES AND OTHER:
Oil revenues	$2,753	$3,468	$8,518	$9,790
Gas revenues	538	645	1,773	2,048
NGL revenues	177	175	532	473

Oil and gas production revenues	3,468	4,288	10,823	12,311
Derivative instrument gains (losses)	273	(422)	79	(275)
Other	(1)	34	(3)	78

	3,740	3,900	10,899	12,114

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	1,173	1,272	3,437	3,740
Additional	1,562	627	1,765	627
Other assets	100	96	296	290
Asset retirement obligation accretion	46	65	135	192
Lease operating expenses	652	772	1,862	2,275
Gathering and transportation	67	81	203	231
Taxes other than income	170	176	532	574
General and administrative	112	120	309	359
Acquisition, divestiture & separation costs	34	—	66	—
Financing costs, net	41	50	103	157

	3,957	3,259	8,708	8,445

INCOME (LOSS) BEFORE INCOME TAXES	(217)	641	2,191	3,669
Current income tax provision	297	409	1,038	1,190
Deferred income tax provision (benefit)	727	(203)	930	229

INCOME (LOSS) FROM CONTINUING OPS INCLUDING NONCONTROLLING INTEREST	(1,241)	435	223	2,250
Loss from discontinued operations, net of tax	—	(129)	(517)	(192)

INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(1,241)	306	(294)	2,058
Net income attributable to noncontrolling interest	89	—	295	—
Preferred stock dividends	—	6	—	44

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(1,330)	$300	$(589)	$2,014

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS
Net income (loss) from continuing operations attributable to common shareholders	$(1,330)	$429	$(72)	$2,206
Net loss from discontinued operations	—	(129)	(517)	(192)

Net income (loss) attributable to common shareholders	$(1,330)	$300	$(589)	$2,014

BASIC NET INCOME (LOSS) PER COMMON SHARE:
Basic net income (loss) from continuing operations per share	$(3.50)	$1.08	$(0.19)	$5.59
Basic net loss from discontinued operations per share	—	(0.33)	(1.33)	(0.48)

Basic net income (loss) per share	$(3.50)	$0.75	$(1.52)	$5.11

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Diluted net income (loss) from continuing operations per share	$(3.50)	$1.07	$(0.19)	$5.53
Diluted net loss from discontinued operations per share	—	(0.32)	(1.33)	(0.47)

Diluted net income (loss) per share	$(3.50)	$0.75	$(1.52)	$5.06

WEIGHTED-AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING:
Basic	381	399	387	394
Diluted	381	401	387	407

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.20	$0.75	$0.60

APACHE CORPORATION

PRODUCTION INFORMATION

				% Change
	3Q14	2Q14	3Q13	3Q14 to 2Q14	3Q14 to 3Q13	YTD 2014	YTD 2013
OIL VOLUME - Barrels per day
Permian	91,844	90,536	73,910	1%	24%	90,249	70,229
Central	22,866	21,987	25,659	4%	-11%	22,184	22,730
Gulf Coast	12,923	10,977	11,126	18%	16%	11,632	10,570
Canada	17,672	17,981	18,573	-2%	-5%	17,748	18,112

N.A. Onshore	145,305	141,481	129,268	3%	12%	141,813	121,641

Gulf of Mexico	5,980	6,896	7,564	-13%	-21%	6,386	7,675
GOM Shelf	—	2	45,431	NM	NM	224	45,599

North America	151,285	148,379	182,263	2%	-17%	148,423	174,915

Egypt (1, 2)	87,499	88,643	89,294	-1%	-2%	88,076	89,530
Australia	22,014	14,555	18,787	51%	17%	17,817	20,195
North Sea	55,247	61,610	57,861	-10%	-5%	58,636	63,291

International (1)	164,760	164,808	165,942	0%	-1%	164,529	173,016

Total (1)	316,045	313,187	348,205	1%	-9%	312,952	347,931

TOTAL LIQUIDS - Barrels per day
Permian	125,674	119,712	99,967	5%	26%	119,702	93,360
Central	47,353	45,725	49,096	4%	-4%	46,410	44,736
Gulf Coast	15,322	13,522	13,342	13%	15%	14,088	12,913
Canada	23,053	23,902	25,585	-4%	-10%	24,097	24,900

N.A. Onshore	211,402	202,861	187,990	4%	12%	204,297	175,909

Gulf of Mexico	6,905	8,062	8,130	-14%	-15%	7,360	8,546
GOM Shelf	71	2	50,665	NM	NM	278	51,887

North America	218,378	210,925	246,785	4%	-12%	211,935	236,342

Egypt (1, 2)	88,225	89,527	89,294	-1%	-1%	88,692	89,530
Australia	22,014	14,555	18,787	51%	17%	17,817	20,195
North Sea	56,541	62,977	58,958	-10%	-4%	59,887	64,554

International (1)	166,780	167,059	167,039	0%	0%	166,396	174,279

Total (1)	385,158	377,984	413,824	2%	-7%	378,331	410,621

NATURAL GAS VOLUME - Mcf per day
Permian	216,804	213,192	190,192	2%	14%	215,289	188,803
Central	260,443	264,948	274,061	-2%	-5%	261,897	275,520
Gulf Coast	82,710	95,765	110,889	-14%	-25%	92,512	107,928
Canada	300,803	316,740	529,402	-5%	-43%	331,470	523,163

N.A. Onshore	860,760	890,645	1,104,544	-3%	-22%	901,168	1,095,414

Gulf of Mexico	19,109	22,804	11,804	-16%	62%	19,379	22,562
GOM Shelf	122	261	243,477	NM	NM	488	253,360

North America	879,991	913,710	1,359,825	-4%	-35%	921,035	1,371,336

Egypt (1, 2)	377,838	367,950	350,504	3%	8%	374,384	357,747
Australia	201,386	210,470	212,141	-4%	-5%	209,163	212,845
North Sea	50,647	54,848	46,971	-8%	8%	50,209	50,108

International (1)	629,871	633,268	609,616	-1%	3%	633,756	620,700

Total (1)	1,509,862	1,546,978	1,969,441	-2%	-23%	1,554,791	1,992,036

BOE per day
Permian	161,808	155,244	131,665	4%	23%	155,583	124,826
Central	90,760	89,883	94,773	1%	-4%	90,060	90,657
Gulf Coast	29,107	29,483	31,823	-1%	-9%	29,507	30,901
Canada	73,187	76,692	113,819	-5%	-36%	79,341	112,095

N.A. Onshore	354,862	351,302	372,080	1%	-5%	354,491	358,479

Gulf of Mexico	10,090	11,862	10,098	-15%	0%	10,589	12,306
GOM Shelf	92	46	91,245	NM	NM	360	94,114

North America	365,044	363,210	473,423	1%	-23%	365,440	464,899

Egypt (1, 2)	151,198	150,853	147,711	0%	2%	151,090	149,154
Australia	55,578	49,633	54,144	12%	3%	52,677	55,669
North Sea	64,982	72,118	66,787	-10%	-3%	68,255	72,905

International (1)	271,758	272,604	268,642	0%	1%	272,022	277,728

Total (1)	636,802	635,814	742,065	0%	-14%	637,462	742,627

Total excluding noncontrolling interest	586,189	585,567	742,065	0%	-21%	587,192	742,627

(1) Includes production volume per day attributable to noncontrolling interest in Egypt
Oil (b/d)	29,201	29,508	—			29,259	—
Gas (mcf/d)	127,020	122,665	—			124,836	—
NGL (b/d)	242	295	—			205	—
(2) BOE per day Egypt Gross Production	345,708	351,059	346,530	-2%	0%	349,843	347,209
Discontinued Operations - Argentina
Oil (b/d)	—	—	9,560			2,269	9,408
Gas (mcf/d)	—	—	185,962			46,599	186,241
NGL (b/d)	—	—	1,713			424	2,254
BOE/d	—	—	42,266			10,461	42,702

APACHE CORPORATION

PRO FORMA PRODUCTION INFORMATION

Pro forma production excludes certain items that management believes affect the comparability of operating results for the periods presented. Pro forma production excludes production attributable to assets that have been divested (in the Gulf of Mexico shelf, Argentina, Canada, and South Texas), production attributable to a noncontrolling interest in our Egypt oil and gas business, and Egypt tax barrels. Management uses pro forma production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

				% Change
	3Q14	2Q14	3Q13	3Q14 to 2Q14	3Q14 to 3Q13	YTD 2014	YTD 2013
OIL VOLUME - Barrels per day
Permian	91,844	90,536	73,910	1%	24%	90,249	70,229
Central	22,866	21,987	25,659	4%	-11%	22,184	22,730
Gulf Coast	12,902	10,677	10,543	21%	22%	11,416	10,059
Canada	17,649	17,817	17,357	-1%	2%	17,626	16,895

N.A. Onshore	145,261	141,017	127,469	3%	14%	141,475	119,913

Gulf of Mexico	5,980	6,896	7,564	-13%	-21%	6,386	7,675
GOM Shelf	—	—	—	0%	0%	—	—

North America	151,241	147,913	135,033	2%	12%	147,861	127,588

Egypt	44,372	43,117	41,853	3%	6%	43,803	42,510
Australia	22,014	14,555	18,787	51%	17%	17,817	20,195
North Sea	55,247	61,610	57,861	-10%	-5%	58,636	63,291

International	121,633	119,282	118,501	2%	3%	120,256	125,996

Total	272,874	267,195	253,534	2%	8%	268,117	253,584

TOTAL LIQUIDS - Barrels per day
Permian	125,674	119,712	99,967	5%	26%	119,702	93,360
Central	47,353	45,725	49,096	4%	-4%	46,410	44,736
Gulf Coast	15,238	12,701	11,724	20%	30%	13,509	11,440
Canada	23,025	23,257	22,849	-1%	1%	23,347	22,134

N.A. Onshore	211,290	201,395	183,636	5%	15%	202,968	171,670

Gulf of Mexico	6,905	8,062	8,130	-14%	-15%	7,360	8,546
GOM Shelf	—	—	—	0%	0%	—	—

North America	218,195	209,457	191,766	4%	14%	210,328	180,216

Egypt	44,749	43,572	41,853	3%	7%	44,123	42,510
Australia	22,014	14,555	18,787	51%	17%	17,817	20,195
North Sea	56,541	62,977	58,958	-10%	-4%	59,887	64,554

International	123,304	121,104	119,598	2%	3%	121,827	127,259

Total	341,499	330,561	311,364	3%	10%	332,155	307,475

NATURAL GAS VOLUME - Mcf per day
Permian	216,804	213,192	190,192	2%	14%	215,289	188,803
Central	260,443	264,948	274,061	-2%	-5%	261,897	275,520
Gulf Coast	82,032	80,976	86,621	1%	-5%	81,852	84,078
Canada	300,624	289,744	315,745	4%	-5%	294,421	311,241

N.A. Onshore	859,903	848,860	866,619	1%	-1%	853,459	859,642

Gulf of Mexico	19,109	22,804	11,804	-16%	62%	19,379	22,562
GOM Shelf	—	—	—	0%	0%	—	—

North America	879,012	871,664	878,423	1%	0%	872,838	882,204

Egypt	192,484	181,792	167,986	6%	15%	189,054	173,311
Australia	201,386	210,470	212,141	-4%	-5%	209,163	212,845
North Sea	50,647	54,848	46,971	-8%	8%	50,209	50,108

International	444,517	447,110	427,098	-1%	4%	448,426	436,264

Total	1,323,529	1,318,774	1,305,521	0%	1%	1,321,264	1,318,468

BOE per day
Permian	161,808	155,244	131,665	4%	23%	155,583	124,826
Central	90,760	89,883	94,773	1%	-4%	90,060	90,657
Gulf Coast	28,910	26,197	26,161	10%	11%	27,151	25,453
Canada	73,129	71,548	75,473	2%	-3%	72,417	74,008

N.A. Onshore	354,607	342,872	328,072	3%	8%	345,211	314,944

Gulf of Mexico	10,090	11,862	10,098	-15%	0%	10,589	12,306
GOM Shelf	—	—	—	0%	0%	—	—

North America	364,697	354,734	338,170	3%	8%	355,800	327,250

Egypt	76,830	73,871	69,851	4%	10%	75,633	71,395
Australia	55,578	49,633	54,144	12%	3%	52,677	55,669
North Sea	64,982	72,118	66,787	-10%	-3%	68,255	72,905

International	197,390	195,622	190,782	1%	3%	196,565	199,969

Total	562,087	550,356	528,952	2%	6%	552,365	527,219

APACHE CORPORATION

PRICE INFORMATION

	3Q14	2Q14	3Q13	YTD 2014	YTD 2013
AVERAGE OIL PRICE PER BARREL
Permian	$88.71	$94.33	$104.52	$92.22	$93.53
Central	95.17	100.39	101.90	96.43	93.71
Gulf Coast	99.41	103.81	110.06	101.56	109.08
Canada	85.43	94.66	97.58	89.45	89.33
N.A. Onshore	90.30	96.06	103.44	93.32	94.27
Gulf of Mexico	97.86	102.63	108.07	100.74	107.91
GOM Shelf	NM	NM	110.40	NM	109.60
North America (1)	90.58	96.24	104.98	93.58	98.31
Egypt	100.06	109.74	112.61	105.50	107.73
Australia	98.82	115.34	116.21	107.50	109.40
North Sea	95.80	109.33	109.33	104.13	107.61
International	98.47	110.08	111.87	105.23	107.88
Total (1)	94.69	103.53	108.27	99.71	103.07

AVERAGE NATURAL GAS PRICE PER MCF
Permian	$3.79	$4.48	$3.66	$4.35	$3.76
Central	4.00	4.49	3.61	4.56	3.75
Gulf Coast	4.19	4.72	3.67	4.63	3.83
Canada	4.04	4.21	2.87	4.22	3.20
N.A. Onshore	3.97	4.41	3.26	4.41	3.49
Gulf of Mexico	3.50	4.35	3.35	4.31	3.29
GOM Shelf	NM	NM	3.71	NM	3.82
North America (1)	3.97	4.41	3.41	4.39	3.61
Egypt	2.91	2.96	3.01	2.96	2.98
Australia	4.70	4.40	3.98	4.51	4.54
North Sea	6.10	7.75	10.29	8.06	10.37
International	3.74	3.85	3.91	3.88	4.11
Total (1)	3.88	4.18	3.56	4.18	3.77

AVERAGE NGL PRICE PER BARREL
Permian	$27.29	$28.46	$29.93	$28.86	$27.25
Central	24.94	25.03	25.61	26.78	24.51
Gulf Coast	24.85	27.86	30.06	29.48	30.80
Canada	33.50	31.67	28.77	36.40	28.49
N.A. Onshore	26.83	27.42	28.07	28.84	26.45
Gulf of Mexico	34.44	31.73	31.68	32.67	32.50
GOM Shelf	NM	NM	30.52	NM	28.66
North America	26.96	27.50	28.30	28.81	26.76
Egypt	52.80	57.67	—	56.57	—
North Sea	59.47	61.81	69.77	66.18	70.51
International	57.07	60.19	69.77	63.01	70.51
Total	27.84	28.64	29.00	29.78	27.64

Discontinued Operations - Argentina
Oil price ($/Bbl)	$—	$—	$79.77	$72.70	$77.66
Gas price ($/Mcf)	—	—	2.76	3.04	2.91
NGL price ($/Bbl)	—	—	22.19	24.57	25.11

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(Unaudited)

(In millions)

	September 30, 2014	December 31, 2013
Cash and Cash Equivalents	$510	$1,906
Short-Term Restricted Cash	74	—
Other Current Assets	3,842	4,460
Property and Equipment, net	53,035	52,421
Long-Term Restricted Cash	471	—
Goodwill	1,369	1,369
Other Assets	1,689	1,481

Total Assets	$60,990	$61,637

Short-Term Debt	$20	$53
Other Current Liabilities	4,287	4,647
Long-Term Debt	10,902	9,672
Deferred Credits and Other Noncurrent Liabilities	12,795	11,872
Apache Shareholders’ Equity	30,818	33,396
Noncontrolling interest	2,168	1,997

Total Liabilities and Shareholders’ Equity	$60,990	$61,637

Common shares outstanding at end of period	377	396

% of total debt-to-capitalization	25%	22%

APACHE CORPORATION

SUMMARY OF COSTS INCURRED AND GTP CAPITAL INVESTMENTS

(Unaudited)

(In millions)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Costs Incurred in Oil and Gas Property:
Acquisitions
Proved	$98	$4	$103	$130
Unproved	429	51	552	325
Exploration and Development	2,538	2,640	7,524	7,696

	3,065	2,695	8,179	8,151

GTP Capital Investments:
Acquisitions	$—	$—	$—	$83
GTP Facilities	300	361	1,022	853

	300	361	1,022	936

Total Costs Incurred and GTP Capital Investments	$3,365	$3,056	$9,201	$9,087

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings:

Adjusted earnings and adjusted earnings per share are non-GAAP financial measures. Adjusted earnings generally exclude certain items that management believes affect the comparability of operating results or are not related to Apache’s ongoing operations. Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas companies. Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Income (Loss) Attributable to Common Stock (GAAP)	$(1,330)	$300	$(589)	$2,014

Adjustments:
Oil & gas property write-downs, net of tax	$1,002	$402	$1,079	$402
Deferred tax adjustments (1)	1,054	(79)	1,049	(51)
Argentina discontinued operations, net of tax	—	129	517	192
Acquisition, divestiture & separation costs, net of tax	22	—	43	—
Rig stacking costs, net of tax	18	—	27	—
Unrealized foreign currency fluctuation impact on deferred tax expense	(36)	(28)	(16)	(98)
Unrealized commodity derivative mark-to-market, net of tax	(202)	213	(220)	88

Adjusted Earnings (Non-GAAP)	$528	$937	$1,890	$2,547

Net Income (Loss) per Common Share - Diluted (GAAP)	$(3.50)	$0.75	$(1.52)	$5.06

Adjustments:
Oil & gas property write-downs, net of tax	$2.62	$0.99	$2.78	$0.98
Deferred tax adjustments (1)	2.76	(0.19)	2.70	(0.12)
Argentina discontinued operations, net of tax	—	0.31	1.33	0.47
Acquisition, divestiture & separation costs, net of tax	0.06	—	0.11	—
Rig stacking costs, net of tax	0.05	—	0.07	—
Unrealized foreign currency fluctuation impact on deferred tax expense	(0.09)	(0.07)	(0.04)	(0.24)
Unrealized commodity derivative mark-to-market, net of tax	(0.52)	0.53	(0.57)	0.22

Adjusted Earnings Per Share - Diluted (Non-GAAP)	$1.38	$2.32	$4.86	$6.37

Total income tax provision (GAAP)	$1,024	$206	$1,968	$1,419

Adjustments:
Tax impact on oil & gas property write-downs	$560	$225	$686	$225
Tax impact on acquisition, divestiture & separation costs	12	—	23	—
Foreign currency fluctuation impact on deferred tax expense	36	28	16	98
Tax impact on rig stacking costs	9	—	15	—
Tax impact on unrealized commodity derivative mark-to-market	(111)	117	(121)	49
Deferred tax adjustments (1)	(1,054)	79	(1,049)	51

Adjusted total income tax provision	$476	$655	$1,538	$1,842

Adjusted Effective Tax Rate (Non-GAAP)	43.5%	41.0%	41.3%	41.5%

(1)	Deferred tax adjustments for the third quarter and nine-month period of 2014 include $814 million related to undistributed foreign earnings, $249 million related to distributed foreign earnings, and certain other adjustments.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to cash from continuing operations before changes in operating assets and liabilities:

Cash from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Net cash provided by operating activities (GAAP)	$1,896	$1,978	$6,528	$7,358
Less: Discontinued operations	—	(54)	(82)	(158)

Net cash provided by operating activities excluding discontinued operations	$1,896	$1,924	$6,446	$7,200
Changes in operating assets and liabilities	177	744	77	318

Cash from continuing operations before changes in operating assets and liabilities	$2,073	$2,668	$6,523	$7,518